UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C.  20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of Earliest Event Reported):  May 14, 2009

WEBDIGS, INC.
(Exact name of registrant as specified in its charter)

Delaware	0-53359	11-3820796
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

3433 West Broadway St., NE, Suite 501
Minneapolis, MN	55413
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code:  (612) 767-3854

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement.

Promissory Note Modification

On May 14, 2009, Webdigs, Inc. agreed to revised terms for a promissory note originally issued on December 12, 2008 in favor of Lantern Advisers, LLC.  The revisions to the promissory note eliminated an optional conversion feature which had purported to give Lantern Advisers the right to convert amounts due and owing under the promissory note into shares of Webdigs common stock at a price equal to 75% of the lowest bid price during the five trading days immediately preceding conversion.  As consideration for the elimination of the conversion feature, Webdigs issued Lantern Advisers a warrant to purchase up to 300,000 shares of Webdigs common stock at $0.01 per share on or before December 12, 2009.  Other than as described above, there were no changes to the terms of the promissory note.

In connection with the above-described revision to the promissory note, Webdigs paid Lantern Advisers $100,000 in principal under the promissory note, thereby reducing the outstanding principal amount to $150,000.  This amount, plus all then accrued but unpaid interest, remains due on September 30, 2009.

Loan from Related Party

On May 14, 2009, our Chairman and Chief Executive Officer, Robert A. Buntz, Jr., loaned Webdigs $55,000.  The proceeds of this loan are to be used to cover short-term working capital needs.  The principal amount of the loan will accrue simple interest at the rate of 1% per month.  Mr. Buntz received no additional consideration for this loan.

Item 3.02  Unregistered Sales of Equity Securities

Private Placement Transaction

On May 14, 2009, Webdigs agreed to issue an aggregate of 1,750,000 shares of common stock in a private placement transaction that was exempt for the registration requirements of Section 5 under the Securities Act of 1933.  All shares in this transaction were offered and sold at the per-share price of $0.10.  Of these shares, our Chairman and Chief Executive Officer, Robert A. Buntz, Jr., purchased 500,000 common shares.  Two other accredited investors also participated in the transaction and together received the remaining 1,250,000 common shares sold in the transaction.

Conversion of Accrued Compensation

On May 18, 2009, and with the approval of the board of directors of Webdigs, our Chairman and Chief Executive Officer, Robert A. Buntz, Jr., together with our Chief Financial Officer, Edward Wicker, converted a portion of their accrued but unpaid compensation owed to them by Webdigs.  Messrs. Buntz and Wicker respectively converted $50,000 and $5,000 of their accrued but unpaid compensation into shares of Webdigs common stock at a per-share price of $0.35.  As a result, Mr. Buntz received 142,857 common shares and Mr. Wicker received 14,286 common shares.  Each of Messrs. Buntz and Wicker also received a warrant to purchase up to the same number of shares issued to them at the per-share price of $0.47, on or before May 31, 2012.

Issue of Warrant to Lantern Advisers

The disclosures set forth under Item 1.01 above and relating to the warrant issued to Lantern Advisers are incorporated herein by this reference.

General

Webdigs offered and sold the securities described under this Item 3.02 in reliance on the exemptions from registration provided by Sections 4(6) and 4(2) of the Securities Act 1933, and on Rule 506 promulgated thereunder.  All investors in the securities were accredited investors, as that term is defined in Rule 501.

Webdigs’ offer and sale of securities in the private placement were not registered under the Securities Act of 1933.  Therefore, no such securities may be offered or sold in the United States absent registration or an exemption from registration requirements.  The disclosure about the private placement contained in this report does not constitute an offer to sell or a solicitation of an offer to buy any securities of Webdigs, and is made only as required under applicable rules for filing current reports with the SEC, and as permitted by Rule 135c under the Securities Act of 1933.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Webdigs, Inc.

/s/ Robert A. Buntz, Jr.
Robert A. Buntz, Jr.
Chairman and Chief Executive Officer

Dated May 20, 2009